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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Security Dynamics Technologies, Inc. 1994 Stock Option Plan, as amended - 1998 Restatement of our report dated April 8, 1996 with respect to the consolidated financial statements and schedule of RSA Data Security, Inc. as of and for the periods indicated therein, not presented separately in the Annual Report (Form 10-K) of Security Dynamics Technologies, Inc. for the year ended December 31, 1997.



                                            /s/ ERNST & YOUNG LLP


Palo Alto, California
May 7, 1998